               Consent of Ernst & Young LLP, Independent Auditors


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and to the incorporation by reference in this Post-Effective Amendment No. 23 to the Registration Statement (Form N-1A)(No. 33-42827) of Voyageur Investment Trust (comprised of Delaware Tax-Free California Insured Fund, Delaware Tax-Free Florida Fund, Delaware Tax-Free Florida Insured Fund, Delaware Tax-Free Missouri Insured Fund, and Delaware Tax-Free Oregon Insured Fund) of our reports dated October 3, 2003, included in the 2003 Annual Reports to shareholders.

                                                           ERNST & YOUNG LLP


Philadelphia, Pennsylvania
October 28, 2003